Exhibit 10.3

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

FORM OF MANAGEMENT LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of November 14, 2025 by and among (i) Live Oak Acquisition Corp. V, a Cayman Islands exempted company (together with its successors, including after giving effect to the Domestication (as defined below), “SPAC”), (ii) Live Oak Sponsor V, LLC, a Delaware limited liability company in the capacity under the Merger Agreement (as defined below) as SPAC Representative thereunder (including any successor SPAC Representative appointed in accordance therewith, the “SPAC Representative”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on or about the date hereof, (i) SPAC, (ii) the Company, (iii) Catalyst Sub Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC (“Merger Sub”), (iv) Catalyst Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of SPAC (“Merger Sub II”), (v) SPAC Representative and (vi) Brian Gaebe, in the capacity as the Seller Representative, entered into that certain Agreement and Plan of Merger (as may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, upon consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), among other matters, (a) SPAC will continue out of the Cayman Islands and become domesticated as a corporation in the state of Delaware (the “Domestication”), (b) Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving such merger as a wholly-owned subsidiary of SPAC (the “Surviving Corporation”) and (c) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”) upon the terms and subject to the conditions set forth therein, and as a result of which (i) all of the issued and outstanding capital stock of the Company as of immediately prior to the First Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its Pro Rata Share of the Stockholder Merger Consideration and each Earnout Participant to receive their Earnout Shares and (ii) the In-the-Money Company Options shall be assumed (with equitable adjustments to the number and exercise price of such Company Options) by SPAC with the result that such assumed In-the-Money Company Options shall be replaced with Assumed Options exercisable into shares of SPAC Common Stock, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and DLLCA;

WHEREAS, as of the date hereof, Holder is a holder of Company Securities in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which (i) the Stockholder Merger Consideration, (ii) the Earnout Shares and/or (iii) the Assumed Options and all SPAC Common Stock underlying the Assumed Options, received by Holder in the Transactions (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to the restrictions set forth herein.

 NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (i) the four-year anniversary of the Closing, (ii) the date on which the VWAP of SPAC Common Stock equals or exceeds $25.00 per share (as equitably adjusted for share subdivisions, share consolidations, share capitalizations, stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30) Trading Day period, commencing at least 150 days after the Closing, and (iii) the date after the Closing on which SPAC completes a liquidation, merger, stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of SPAC’s stockholders having the right to exchange their equity holdings in SPAC for cash, securities or other property: (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with any respect to, any Restricted Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B), (any of the foregoing described in clauses (A) and (B), a “Prohibited Transfer”).

(b) The restrictions set forth in Section 1(a) shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (i) by gift, will or intestate succession upon the death of Holder, (ii) to any Permitted Transferee (as defined below), (iii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, (iv) in connection with the exercise of any options, warrants or other convertible securities to purchase SPAC Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis) to the extent that any SPAC Common Stock issued upon such exercise are Restricted Securities subject to Section 1(a) of this Agreement, (v) following the six-month anniversary of the Closing, in connection with any bona fide mortgage, pledge or encumbrance to a bank or financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of at least investment grade by any nationally recognized statistical rating organization, or any other bank or financial institution approved by the SPAC, as collateral or security in connection with any bona fide loan, securities-based line of credit, other debt transaction or enforcement thereunder, including foreclosure thereof, not to exceed the lesser of (x) Two Million Dollars ($2,000,000) or (y) ten percent (10%) of SPAC’s volume weighted average equity market capitalization over the ten (10) day trading period immediately preceding the date of the mortgage, pledge or encumbrance, (vi) to the extent required by any legal or regulatory order, and (vii) to any corporations, partnerships, limited liability companies, investment funds or vehicles or other business entities controlled or managed by the Holder or any of its affiliates; provided, however, that in any of cases (i) through (vii) it shall be a condition to such transfer that the transferee executes and delivers to SPAC an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement.

(c) As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (ii) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (iii) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder, (v) a nominee or custodian of a person to whom a transfer can be made under Section 1(b), and (vi) any affiliate of Holder. Holder further agrees to execute such agreements as may be reasonably requested by SPAC that are consistent with the foregoing or that are necessary to give further effect thereto.

(d) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and SPAC, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, SPAC may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate (or book entry statement) evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF NOVEMBER 14, 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of SPAC during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that (i) the Merger Agreement is terminated in accordance with its terms prior to the Closing (ii) the members of Holder’s immediate family receive the Restricted Securities pursuant to a gift, will or intestate succession upon the death of Holder, or (iii) Holder’s employment with the Company is terminated without cause, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. Each of the parties hereto represents and warrants that such party has full power and authority to enter into this Agreement and further agrees that this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of SPAC and SPAC Representative. SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but from and after the Closing Date, the consent of SPAC Representative shall be required). If SPAC Representative is replaced in accordance with the terms of the Merger Agreement, the replacement SPAC Representative shall automatically become a party to this Agreement as if it were the original SPAC Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or, in each case, any appellate courts thereof) (the “Specified Courts”). Each party hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Specified Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by email with affirmative confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC Representative or at or prior to the Closing, SPAC, to:

Live Oak Acquisition Corp. V
4921 William Arnold Road

Memphis, Tennessee 38117
Attn:   Richard Hendrix

Telephone No.: [***]

Email: [***]

With a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:   Stuart Neuhauser, Esq.;
           Matthew A. Gray, Esq.
Facsimile No.: [***]
Telephone No.: [***]
Email: [***]

If to SPAC after the Closing, to:

Teamshares Inc.
228 Park Ave S PMB 17552
New York, New York 10003-1502 US
Attn: Lauren Rymer, Senior Corporate Counsel

Telephone No.: [***]
Email: [***]

and

SPAC Representative

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attn:   Ryan Maierson

           Nick Dhesi

Telephone No.: [***]

Email: [***]

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:   Stuart Neuhauser, Esq.;
           Matthew A. Gray, Esq.
Facsimile No.: [***]
Telephone No.: [***]
Email: [***]

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, SPAC Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and SPAC and SPAC Representative on behalf of SPAC will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of SPAC and SPAC Representative shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC and SPAC Representative or any of the obligations of Holder under any other agreement between Holder and SPAC and SPAC Representative or any certificate or instrument executed by Holder in favor of SPAC and SPAC Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC and SPAC Representative or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts. This Agreement may be executed and delivered (including by facsimile, pdf or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

SPAC:

LIVE OAK ACQUISITION CORP. V

By:
Name:	Richard J. Hendrix
Title:	Chief Executive Officer

SPAC Representative:

LIVE OAK SPONSOR V, LLC, solely in the capacity under the Merger Agreement as SPAC Representative

By:
Name:	Richard J. Hendrix
Title:	Managing Member

{Additional Signature on the Following Page}

{Signature Page to Management Holder Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Shares of Company Securities:

Company Class A Common Stock:

Company Class B Common Stock:

Company Series Seed-AA Preferred Stock:____________________________

Company Series Seed-1 Preferred Stock:

Company Series Seed-2 Preferred Stock:

Company Series A Preferred Stock:__________________________________

Company Series B-1 Preferred Stock:_________________________________

Company Series B-2 Preferred Stock:_________________________________

Company Series C-1 Preferred Stock:_________________________________

Company Series C-2 Preferred Stock:_________________________________

Company Series D-1 Preferred Stock:________________________________

Company Series D-2 Preferred Stock:________________________________

Company Series D-NV Preferred Stock:_______________________________

Company Series E Preferred Stock:__________________________________

Company Series E-NV Preferred Stock:_______________________________

In-The-Money Options:

Address for Notice:

Address:

______________________________________________

______________________________________________

Facsimile No.: _________________________
Telephone No.:

Email:_________________________________________:

{Signature Page to Management Lock-Up Agreement}